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                                                                    EXHIBIT 23.5


               CONSENT OF GOLDSMITH, AGIO, HELMS SECURITIES INC.


     We hereby consent to the use of our opinion to the Board of Directors of North Star Universal, Inc. included as Appendix III to the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 and the reference to our firm under the captions "SUMMARY" and "THE REORGANIZATION" in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Goldsmith, Agio, Helms Securities Inc.




March 20, 1996